                                                                  EXHIBIT 1.1(c)




                                Pricing Agreement

                                                          July 25, 2000


Donaldson, Lufkin & Jenrette Securities Corporation
Banc of America Securities LLC
Chase Securities Inc.
Credit Suisse First Boston Corporation
UBS Warburg LLC
Banc One Capital Markets, Inc.
FleetBoston Robertson Stephens Inc.
Salomon Smith Barney Inc.
c/o   Donaldson, Lufkin & Jenrette
      Securities Corporation
      277 Park Avenue
      New York, NY  10172

Ladies and Gentlemen:

         AXA Financial, Inc. (formerly The Equitable Companies Incorporated), a Delaware corporation (the "COMPANY"), proposes, subject to the terms and conditions stated herein and in the Underwriting Agreement, dated April 1, 1998 (the "UNDERWRITING AGREEMENT"), a signed copy of which has been delivered to you, to issue and sell to the Underwriters named in Schedule I hereto (the "Underwriters") the Securities specified in Schedule II hereto (the "Designated Securities"). Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety (except that references to "Alliance Capital Management L.P." shall be deemed to include Alliance Capital Management Holding L.P. and the term "Significant Subsidiaries" shall include Equitable Distributors, Inc. and exclude Equitable Investment Corporation), and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein but shall, in each case, give full effect to the matters, terms, and provisions set forth in Schedule II; and each of the representations and warranties set forth in the Underwriting Agreement shall be deemed to have been made at and as of the date of this Pricing Agreement, except that each representation and warranty which refers to the Prospectus in Section 2 of the Underwriting Agreement shall be deemed to be a representation or warranty as of the date of the Underwriting Agreement in relation to the Prospectus (as therein defined), and also a representation and warranty as of the date of this Pricing Agreement in relation to the Prospectus as amended or supplemented relating to the Designated Securities which are the subject of this Pricing

Agreement. Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined. The Representatives designated to act on behalf of the Representatives and on behalf of each of the Underwriters of the Designated Securities pursuant to Section 12 of the Underwriting Agreement and the address of the Representatives referred to in such Section 12 are set forth at the end of Schedule II hereto.

         An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the Designated Securities, in the form heretofore delivered to you is now proposed to be filed with the Commission.

         Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the time and place and at the purchase price to the Underwriters set forth in Schedule II hereto, the principal amount of Designated Securities set forth opposite the name of such Underwriter in Schedule I hereto.

         If the foregoing is in accordance with your understanding, please sign and return to us 10 counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is or will be pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination upon request, but without warranty on the part of the Representatives as to the authority of the signers thereof.

                                   Very truly yours,

                                   AXA FINANCIAL, INC.


                                   By:  /s/  Kevin R. Byrne
                                      ------------------------------------------
                                      Name:  Kevin R. Byrne
                                      Title: Senior Vice President and Treasurer



Accepted as of the date hereof:

Donaldson, Lufkin & Jenrette Securities Corporation
Banc of America Securities LLC
Chase Securities Inc.
Credit Suisse First Boston Corporation
UBS Warburg LLC
Banc One Capital Markets, Inc.
FleetBoston Robertson Stephens Inc.
Salomon Smith Barney Inc.

By:  Donaldson, Lufkin & Jenrette
        Securities Corporation


By: /s/ Scott Huntsman
   -------------------
Name:   Scott Huntsman
Title:  Vice President

      On behalf of each of the Underwriters

                                   SCHEDULE I






                                                             PRINCIPAL AMOUNT OF SENIOR
                    UNDERWRITER                                 NOTES TO BE PURCHASED
                    -----------                                 ---------------------
Donaldson, Lufkin & Jenrette Securities Corporation                 $240,000,000
Banc of America Securities LLC                                        81,600,000
Chase Securities Inc.                                                 38,400,000
Credit Suisse First Boston Corporation                                38,400,000
UBS Warburg LLC                                                       38,400,000
Banc One Capital Markets, Inc.                                        14,400,000
FleetBoston Robertson Stephens Inc.                                   14,400,000
Salomon Smith Barney Inc.                                             14,400,000

                                                                    ------------
      Total                                                         $480,000,000

                                   SCHEDULE II


TITLE OF DESIGNATED SECURITIES:

     7.75% Senior Notes due 2010 (the "Senior Notes")

AGGREGATE PRINCIPAL AMOUNT:

     $480,000,000 of Senior Notes

PRICE TO PUBLIC:

     99.131% of the principal amount of the Senior Notes, plus accrued interest, if any, from the date of issuance

PURCHASE PRICE BY UNDERWRITERS:

     98.481% of the principal amount of the Senior Notes, plus accrued interest, if any, from the date of issuance

FORM OF DESIGNATED SECURITIES:

     Book-entry only form represented by one or more global securities deposited with The Depository Trust Company ("DTC") or its designated custodian for trading in the Same Day Funds Settlement System of DTC, and to be made available for checking by the Representatives at least twenty-four hours prior to the Time of Delivery at the office of DTC.

SPECIFIED FUNDS FOR PAYMENT OF PURCHASE PRICE:

     Federal (same day) funds by wire transfer to the account of the Company.

TIME OF DELIVERY:

     10:00 a.m. (New York City time), July 28, 2000

INDENTURE:

     Indenture dated as of December 1, 1993 between the Company and The Chase Manhattan Bank (formerly Chemical Bank), as Trustee, as supplemented by the Fifth Supplemental Indenture dated as of July 28, 2000 between the Company and the Trustee

MATURITY:

     August 1, 2010

INTEREST RATE:

     7.75% per annum

INTEREST PAYMENT DATES:

     February 1 and August 1, commencing February 1, 2001

REDEMPTION PROVISIONS:

        The Designated Securities may be redeemed by the Company, in whole or in part, at any time prior to maturity at a price (the "Redemption Price") equal to the greater of (i) 100% of the principal amount of the Designated Securities to be redeemed, or (ii) a make-whole amount (as defined below), if any, with respect to such Designated Securities. At the time of the redemption the Company will also pay all interest that has accrued to the redemption date on the redeemed Designated Securities.

        Notice of an optional redemption of any Designated Securities will be given to holders thereof at their addresses, as shown in the register, not more than 60 nor less than 30 days prior to the date fixed for redemption. The notice of redemption will specify, among other items, the date fixed for redemption and the principal amount of the Designated Securities to be redeemed on such date.

        On or before the date fixed for such redemption specified in the notice of redemption (the "Redemption Date"), the Company will deposit with a paying agent (or the Trustee) funds sufficient to pay the Redemption Price on the Designated Securities to be redeemed on the Redemption Date. On and after the Redemption Date, interest will cease to accrue on any Designated Securities that have been called for redemption (unless the Company defaults in the payment of the Redemption Price) and the only right of the holders thereof will be to receive payment of the Redemption Price.

        If less than all of the outstanding Designated Securities of a series are to be redeemed, the Trustee will select the Designated Securities to be redeemed by a method determined by the Trustee to be fair and appropriate.

        If any redemption date is not a business day, then the redemption price and all accrued and unpaid interest to the date of redemption will be payable on the next business day (and without any interest or other payment in respect of such delay). However, if the business day is in the next calendar year, the redemption amount will be payable on the preceding business day.

        Certain Definitions Applicable to Optional Redemption. "Make-Whole Amount" means the present values of the Remaining Scheduled Payments (as defined below) discounted to the redemption date, on a semiannual basis, at a rate equal to the Treasury Rate (as defined below) plus 25 basis points.

        The term "Remaining Scheduled Payments" means the remaining scheduled payments of the principal and interest that would be due after the redemption date of a Senior Note if such Senior Note were not redeemed. However, if the redemption date is not a scheduled interest payment date, the amount of the next succeeding scheduled interest payment on such Senior Note will be reduced by the amount of interest accrued on such Senior Note to such redemption date.

        The term "Treasury Rate" means an annual rate equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue (as defined below), assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for the redemption date. The semiannual equivalent yield to maturity will be computed as of the third business day immediately preceding the redemption date.

        The term "Comparable Treasury Issue" means the United States Treasury security selected by Donaldson, Lufkin & Jenrette Securities Corporation or an affiliate as having a maturity comparable to the remaining term of the Designated Securities that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Designated Securities.

        The term "Comparable Treasury Price" means the average of three Reference Treasury Dealer Quotations (as defined below) obtained by the Trustee for the redemption date.

        The term "Reference Treasury Dealers" means Donaldson, Lufkin & Jenrette Securities Corporation (so long as it continues to be a primary U.S. Government securities dealer) and any two other primary U.S. Government securities dealers selected by the Company. If Donaldson, Lufkin & Jenrette Securities Corporation ceases to be a primary U.S. Government securities dealer, the Company will appoint in its place another nationally recognized investment banking firm that is a primary U.S. Government securities dealer.

        The term "Reference Treasury Dealer Quotation" means the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by a Reference Treasury Dealer at 3:30 p.m., New York City time on the third business day preceding the redemption date.

SINKING FUND PROVISIONS:

     No sinking fund provisions

DEFEASANCE PROVISIONS:

     The provisions of Article 4 of the Indenture will be applicable to each series of Designated Securities.

CLOSING LOCATION FOR DELIVERY OF DESIGNATED SECURITIES:

     Davis Polk & Wardwell
     450 Lexington Avenue
     New York, NY  10017


OTHER PERMITTED DEBT:

     For purposes of Section 2(d) of the Underwriting Agreement the amount of Other Permitted Debt is $1,500,000,000 (exclusive of interest accruals) issued by Donaldson, Lufkin & Jenrette, Inc. and other long-term debt not in excess of $1,000,000,000.

COMPLETED AND PENDING INSURANCE EXAMINATIONS:

     For purposes of Section 2(o) of the Underwriting Agreement, the Company has delivered to the Representatives a certificate dated July 25, 2000 with respect to significant examinations completed and filed since September 8, 1999 and all pending significant examinations.


Names and addresses of Representatives:

    Designated Representatives:       Donaldson, Lufkin & Jenrette
                                        Securities Corporation

    Address for Notices, etc.:        277 Park Avenue
                                           New York, NY 10172